UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Bering Drive, Suite #510 Houston, TX 77057
(Address of principal executive office, including area code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on July 5, 2018, by Lilis Energy, Inc. (the “Company”), in order to update the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s annual meeting of stockholders held on June 28, 2018 (the “Annual Meeting”).

This Amendment is being filed solely for the purpose of disclosing the determination of the Company’s Board of Directors (the “Board”) with respect to the frequency of stockholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the original Form 8-K in any other respect.

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say on Frequency Proposal”). As previously reported by the Company, a majority of the votes cast on the Say on Frequency Proposal were cast in favor of holding stockholder advisory votes on the compensation of the Company’s named executive officers every year.

The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to the Say on Frequency Proposal by the Company’s Board in the proxy statement for the Annual Meeting, that the Company will hold future votes on the compensation of named executive officers every year until the occurrence of the next advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lilis Energy, Inc.

Date: August 20, 2018                By:    _______ _______________
Joseph C. Daches
President, Chief Financial Officer and Treasurer